UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 21, 2008

SCIENTIFIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Utah	000-50559	87-0680657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Weldon Street, Jersey City, New Jersey	07306
(Address of principal executive offices)	(Zip Code)

(201) 985-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On January 21, 2008, Scientific Energy, Inc. (the "Company"), through its wholly owned subsidiary PDI Global Ltd., entered into an agreement with China Resources Development Group  Ltd. a Hong Kong company.   Under the agreement, a joint venture company (the “JVC”) will be established in Hong Kong, and the Company will invest $39,600,000 Hong Kong dollars (approximately USD$5.14 million) into the JVC to get 72% of the JVC’s capital shares, and China Resources Development Group Ltd. will, jointly with its partner, invest $15,400,000 Hong Kong dollars (approximately USD$1.98 million) into the JVC to receive 28% of the JVC’s capital shares.   The purpose of this transaction is for the Company to set up a business entity in China to gain access to mineral products, mineral resources and sales channel in China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC ENERGY, INC.

Date: January 22, 2008	By:	/s/ Stanley Chan
	Name:	Stanley Chan
	Title:	President & CEO